                                                                     Exhibit 4.2

                          DISCOVERY THERAPEUTICS, INC.

                       RESTATED INVESTOR RIGHTS AGREEMENT

                                 March 31, 1995

                                Table Of Contents

                                                                                              Page
ARTICLE 1           DEFINITIONS ............................................................     1

         1.1    Certain Definitions ........................................................     1

ARTICLE 2           RESTRICTIONS ON TRANSFER ...............................................     2

         2.1    Restrictions on Transferability ............................................     2

         2.2    Restrictive Legend .........................................................     3

         2.3    Notice of Proposed Transfers ...............................................     3

ARTICLE 3           REGISTRATION RIGHTS ....................................................     4

         3.1    Demand Registration Rights .................................................     4

         3.2    Company Registration .......................................................     6

         3.3    Form S-3 Registration Rights ...............................................     6

         3.4    Expenses of Registration ...................................................     7

         3.5    Registration Procedures ....................................................     8

         3.6    Indemnification ............................................................     9

         3.7    Information by Holder ......................................................    11

         3.8    Rule 144 Reporting .........................................................    11

         3.9    Transfer of Registration Rights ............................................    11

         3.10   Termination of Registration Rights .........................................    12

         3.11   "Market Stand Off" Agreement ...............................................    12

         3.12   Inclusion of Stock Held by Founders and Common Stock held by Holders .......    12

         3.13   Limitations on Subsequent Registration Rights ..............................    13

ARTICLE 4           AFFIRMATIVE COVENANTS OF THE COMPANY ...................................    13

         4.1    Financial Information ......................................................    13

         4.2    Inspection .................................................................    13

         4.3    Assignment of Rights to Financial Information ..............................    13

         4.4    Attendance at Board Meetings ...............................................    14

         4.5    Compensation Committee .....................................................    14

         4.6    Sales of Series B Preferred ................................................    14

         4.7    Termination of Covenants ...................................................    14

ARTICLE 5           AFFIRMATIVE COVENANTS OF HOLDERS; RIGHT OF FIRST REFUSAL ...............    15

                                       i.

                                Table Of Contents
                                   (continued)

                                                                                         Page
         5.1      Confidential Information, etc. ......................................    15

         5.2      Right of First Refusal ..............................................    15

ARTICLE 6             MISCELLANEOUS ...................................................    16

         6.1      Governing Law .......................................................    16

         6.2      Successors and Assigns ..............................................    16

         6.3      Entire Agreement ....................................................    16

         6.4      Rights of Holders ...................................................    17

         6.5      Notices, etc. .......................................................    17

         6.6      Counterparts ........................................................    17

         6.7      Severability ........................................................    17

         6.8      Approval of Amendments and Waivers ..................................    17

                                       ii.

                          DISCOVERY THERAPEUTICS, INC.

                       RESTATED INVESTOR RIGHTS AGREEMENT

         This Restated Investor Rights Agreement (the "Agreement") is entered into as of March 31, 1995 by and among DISCOVERY THERAPEUTICS, INC., a Delaware corporation with its principal office located at 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230 (the "Company"), and DONALD A. MCAFEE, NOEL J. CUSACK, JAMES V. PECK, GEVORK MINASKANIAN and SANDERLING (collectively, the "Founders"), and the undersigned persons (the "Investors") who hereby amend and restate that certain Investor Rights Agreement, dated as of April 22, 1994, by and among the Company, the Founders and certain Investors (the "Prior Agreement").

                                    Recitals

         Whereas, the Company is issuing shares of its Series B Preferred Stock ("Series B Preferred") pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof (the "Series B Agreement") and shares of its Common Stock (the "Common Shares") to Alliance Technology Ventures, L.P., ATV/MFJ Parallel Fund, L.P. and ATV/GP Parallel Fund, L.P. pursuant to common stock investment letters dated as of the date hereof and desires to grant to the parties thereto the rights herein set forth.

         Now, Therefore, in consideration of the mutual agreements, covenants and conditions contained herein, the Company, the Founders and the Investors hereby agree that all consents or conditions required to be obtained or satisfied under the Prior Agreement in connection with the transactions contemplated in the Series B Agreement are hereby given and that the Prior Agreement is amended and restated to read in full as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Form S-3" shall mean Form S-3 under the Securities Act as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

         "Founders' Shares" shall mean those shares of the Company's Common Stock owned by the Founders and outstanding as of the date of this Agreement.

         "Holder" shall mean any Investor or any transferee of registration rights under Section 3.9 hereof who then holds any outstanding shares of the Company's Series A Preferred Stock or

                                       1.

Series B Preferred Stock (collectively, the "Preferred") or any Common Shares and any Founder or Investor deemed to be a Holder pursuant to Section 3.12, but solely for the purposes set forth therein.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (i) shares of the Company's Common Stock issued or issuable upon the conversion of shares of Preferred which have not been sold to the public and (ii) shares of the Company's Common Stock issued in respect of such shares of the Company's Common Stock, Preferred or Common Stock issued or issuable upon the conversion of Preferred upon any stock split, stock dividend, recapitalization, or similar event, which have not been sold to the public, (iii) shares of the Company's Common Stock deemed to be Registrable Securities pursuant to Section 3.12, but solely for the purposes set forth therein, which have not been sold to the public and (iv) the Common Shares.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof and all shares of Common Stock outstanding on the date of this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expense" shall mean all underwriting discounts and selling commissions applicable to the sale.

                                    ARTICLE 2

                            RESTRICTIONS ON TRANSFER

         2.1 Restrictions on Transferability. The Preferred (and any Common Stock into which the Preferred may be converted), the Common Shares and the Founders' Shares shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act, or upon such other terms as are in the opinion of counsel to the Company satisfactory to comply with the provisions of the Securities Act. Except for transfers made pursuant to Rule 144 of the Securities Act ("Rule 144") or pursuant to an effective registration statement, each Investor will cause any proposed transferee of Preferred (and any Common Stock into which the Preferred may be converted) and

                                       2.

any Common Shares held by such Investor, and each Founder will cause any proposed transferee of Founders' Shares, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and it will be a condition precedent to the effectiveness of any such transfer that the Company shall have secured a written agreement in form and substance satisfactory to the Company to that effect, if so requested by the Company.

         2.2 Restrictive Legend. Each certificate representing (i) the Preferred, (ii) the Common Shares, (iii) the Founders' Shares and (iv) shares of the Company's Common Stock issued upon conversion of the Preferred or issued in respect of such Preferred, Common Shares, Founders' Shares or Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable California or other state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

         2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action letter" from the Commission, and a copy of the investor's request (together with all supplements or amendments thereto), which shall have been provided to the Company at or prior to the time of first delivery to the Commission's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by such staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided for above shall bear the appropriate restrictive legend set forth in
Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company or counsel for such holder, which opinion and counsel shall be satisfactory to counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

                                       3.

         Notwithstanding the provisions above, no such opinion of counsel or "no action letter" shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

                                    ARTICLE 3

                               REGISTRATION RIGHTS

         3.1      Demand Registration Rights.

                  (a) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.1) from the Holders of at least fifty percent (50%) of the outstanding Registrable Securities (the "Initiating Holders") that the Company file a registration statement or similar document under the Securities Act covering the registration of at least fifty percent (50%) of the then outstanding Registrable Securities, or any lesser percentage if the anticipated aggregate offering proceeds, net of Selling Expenses, would be equal to or exceed $5,000,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, to be registered under the Securities Act in accordance with this Section 3.1.

         Notwithstanding the foregoing, (1) the Company shall not be obligated to effect a registration pursuant to this Section 3.1, (i) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date sixty (60) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith, or (ii) within the 12 month period following the closing of the initial underwritten public offering of the Company's Common Stock, or (iii) prior to the second anniversary of the closing date of the sale of Series B Preferred pursuant to the Series B Agreement, and
(2) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its Holders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred eighty (180) days; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period.

         The Company shall be obligated to effect not more than one registration pursuant to this Section 3.1; provided, however, a demand registration request shall not count as such until the registration statement to which it relates has been declared effective by the Securities and Exchange Commission ("SEC"), except that if, after it has been declared effective, such offering

                                       4.

is interfered with by any stop order, injunction or other order or requirement by the SEC or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or requirement shall subsequently have been vacated or otherwise removed or resulted from any action taken or information supplied by an Initiating Holder, in which case a demand registration request shall only count as such with respect to such Initiating Holder.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this
Section 3.1, and the Company shall include such information in the notice referred to in Section 3.1(a). In such event, the right of any Holder to registration pursuant to this Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

         The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority in interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 3.1, and subject to the provisions of Section 3.2, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the foregoing underwriter's marketing limitation shall be included in such registration.

         If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.1(b).

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

                                       5.

         3.2      Company Registration.

                  (a) Notice to Holders. If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of others, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Rule 145 (as defined below) or similar transaction, the Company will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within 15 days after receipt of such written notice from the Company.

                  (b) Underwriting. If the registration statement of which the Company gives notice under Section 3.2(a) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting (together with the Company and other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the first underwritten public offering of the Company's securities and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         3.3 Form S-3 Registration Rights. After the Company's initial registered underwritten public offering, the Company shall use its best efforts to qualify for registration on Form S-3, and to that end the Company shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), within twelve
(12) months following the effective date of the first registration of any

                                       6.

securities of the Company for an underwritten registered public offering. After the Company has qualified for the use of Form S-3, and subject to the provisions of Section 3.10, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

                  (a) The Company shall be obligated to effect only two (2) such registrations on Form S-3 in any twelve month period;

                  (b) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan on Form S-8 or to effect a business combination pursuant to Rule 145 of the Securities Act ("Rule 145"));

                  (c) The Company shall not be required to effect a registration pursuant to this Section 3.3 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (net of Selling Expenses) of at least $1,000,000;

                  (d) The Company shall not be required to effect a registration pursuant to this Section 3.3 if the Company shall furnish to the requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its Holders for the registration statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than one hundred eighty (180) days within which to file such registration statement; provided however, that the Company shall not use this right more than once in any twelve (12) month period; and

                  (e) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred and twenty (120) days from the effective date thereof.

         The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 3.3 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, be registered in accordance with this Section 3.3 to be registered under the Securities Act. Subject to the foregoing, the Company will use its best efforts to effect promptly any registration pursuant to this Section 3.3. The provisions of Section 3.1(b) shall apply to any registration effected pursuant to this Section 3.3.

         3.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.1, 3.2 and 3.3 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of one special counsel to the selling Holders) shall be borne by the Company. Notwithstanding anything to the contrary herein, the Company shall not be required to pay for any expenses of any registration proceeding under Section 3.1 if the registration request is subsequently withdrawn at the request of the

                                       7.

Holders of a majority of the Registrable Securities to have been registered, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 3.1 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 3.1.

         3.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                       8.

         Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required in connection with any registration pursuant to Sections 3.1, 3.2 or 3.3 to qualify shares in any state or jurisdiction which requires the Company to qualify to do business or to file a general consent to service of process.

         3.6      Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 3, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, or control persons for any legal or any other expenses reasonably

                                       9.

incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                  (c)      Each party entitled to indemnification under this
Section 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; provided, however, that an Indemnified Party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

                  (d)      If the indemnification provided for in this Section
3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                       10.

                  (e)      The obligations of the Company and Holders under this
Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3.

         3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

         3.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                  (a) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act at any time after it has become subject to such reporting requirements;

                  (c) So long as an Holder owns any Restricted Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as an Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing an Holder to sell any such securities without registration.

         3.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted under Sections 3.1, 3.2 and 3.3 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this Section 3, provided that (a) such transfer is effected in accordance with applicable federal and state securities laws, (b) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name, address and a reasonably detailed description of the principal business or occupation of said transferee or assignee and any such other information as is reasonably requested by the Company in order to carry out the intent of these provisions and identifying the securities with respect to which such registration rights are being assigned, (c) the Company reasonably determines that the proposed transferee or assignee is not a direct competitor or future competitor of the Company and (d) such transferee or assignee (i) is a Holder, (ii) is an affiliate of a Holder, including a wholly-owned subsidiary or constituent partner (including limited partners and partners who retire from a transferror

                                       11.

partnership after the date hereof) of the transferring Holder, (iii) is a family member of the transferring Holder, (iv) is a trust for the benefit of an individual transferror or his family members, or (v) acquires at least 50,000 shares (as presently constituted) of the Registrable Securities held by the transferring Holder. No such transfer or assignment shall be valid or effective unless the proposed transferee or assignee expressly agrees to be subject to all of the provisions of this Agreement relating to such rights, including without limitation the provisions of Sections 3.6 and 3.11 of this Agreement.

         3.10 Termination of Registration Rights. The registration rights granted pursuant to this Section 3 shall terminate (i) upon the fifth anniversary of the effective date of the first registration statement filed by the Company covering a firm commitment underwritten offering of its securities to the general public, which offering has closed, or (ii) if earlier, as to any individual Holder, at such time after the Company's initial registered public offering as all Registrable Securities held by such Holder can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) promulgated thereunder and such Holder owns less than 1% of the Company's outstanding capital stock.

         3.11 "Market Stand Off" Agreement. Each Holder and each Founder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of (other than to those who agree to be similarly bound) any Registrable Securities, Founders' Shares, or any other securities of the Company for a period (the "Stand Off Period") of up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that (i) such agreement shall only be applicable to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and (ii) the length of the Stand Off Period shall not exceed the shortest period of time agreed to by any officer, director or 5% holder of the Company.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Holders and Founders (and the shares or securities of every other person subject to the foregoing restriction) until the end of the Stand Off Period.

         3.12 Inclusion of Stock Held by Founders and Common Stock held by Holders. In connection with any registration effected pursuant to Section 3.2 hereof, each of the Founders and each of the Holders, with respect to shares of Common Stock of the Company that are held by the Founders and the Holders and are not "Registrable Securities" for purposes of this Agreement, shall be entitled to participate in such registration, on the same terms and conditions as Holders selling their Registrable Securities in such registration and, for purposes of Section 3.2, (i) each such Founder and Holder shall be entitled to all of the rights and shall be subject to all of the obligations applicable to a Holder in connection with such registration, including without limitation the provisions of Sections 3.6 and 3.11 of this Agreement, (ii) all such securities, and any shares of Common Stock issued in respect thereof upon any stock split, stock dividend, recapitalization or similar event, shall be deemed to be "Registrable Securities," (iii) all references to "Holder" in this Agreement shall be deemed to include such Founder and Holder

                                       12.

for purposes of such registration and (iv) any Underwriter Cutback shall apply pro rata to the shares so included by the Founders and Holders participating in such registration.

         3.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding more than fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Sections 3.1, 3.2 or 3.3 hereof unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration, and such agreement includes the equivalent of Section 3.11 as a term.

                                    ARTICLE 4

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         4.1 Financial Information. The Company will furnish the following reports to each Holder for so long as such Holder is a holder of (or is entitled to purchase under this Agreement) at least 100,000 shares of Preferred or Common Stock issued upon conversion of the Preferred or a combination thereof (a "Significant Holder"):

                  (a) As soon as practicable after the end of each fiscal year, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of operations and a consolidated statement of cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company; and

                  (b) As soon as practicable after the end of each fiscal quarter and in any event within 45 days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and a consolidated statement of operations and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the year to date, prepared in accordance with generally accepted accounting principals, subject to changes resulting from year-end audit adjustments.

         4.2 Inspection. The Company shall permit each Holder, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         4.3 Assignment of Rights to Financial Information. The rights granted pursuant to Section 4.1 may be assigned by Holders (or by any permitted transferee of any such rights) only

                                       13.

in connection with the transfer to a single transferee of not less than 100,000 shares of Preferred or Common Stock issued upon conversion thereof or a combination thereof (including, for such purposes, transfers by affiliates of a transferror) and only so long as (i) the Company is given notice of any such assignment within thirty (30) days of the date the same is effected, which notice shall disclose the name of such assignee and provide a reasonably detailed description of such assignee's business or principal occupation and the circumstances surrounding such assignment, (ii) the Company reasonably determines that the assignee is not a direct competitor or potential competitor of the Company and (iii) if the Company reasonably believes that it is necessary to protect proprietary information, the Company may require that the assignee execute a confidentiality agreement as a condition to receiving such information.

         4.4 Attendance at Board Meetings. Each Significant Holder (or its representative) shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meeting or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude such Significant Holder (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Significant Holder (or its representative) would result in disclosure of trade secrets to such Significant Holder (or its representative) or would adversely affect the attorney-client privilege between the Company and its counsel or if such Significant Holder (or its representative) is a direct competitor of the Company.

         4.5 Compensation Committee. The Series A Preferred (voting as a class) and the Series B Preferred (voting as a class) shall each have the right to appoint one member, which member shall be satisfactory to the other series of Preferred, to the compensation committee of the Board of Directors (the "Compensation Committee"), which shall initially consist of two members which shall be Robert G. McNeil and Michael A. Henos. The size and composition of the Compensation Committee shall not be changed without the consent of the Series A Preferred (voting as a class) and the Series B Preferred (voting as a class). The rights granted to the Series A Preferred and the Series B Preferred pursuant to this Section 4.5 shall terminate on the second anniversary of the initial closing of the purchase and sale of Series B Preferred.

         4.6 Sales of Series B Preferred. The Company shall not sell any shares of Series B Preferred after December 31, 1995, unless the Company has received a letter of intent to purchase shares of Series B Preferred, dated as of or prior to such date, in which case the Company may sell shares of Series B Preferred pursuant to such letter of intent after such date.

         4.7 Termination of Covenants. The covenants and rights set forth in Sections 4.1 and 4.4 shall terminate and be of no further force or effect after the earlier of the date upon which the first registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten public offering of its securities becomes effective, which offering has closed.

                                       14.

                                    ARTICLE 5

            AFFIRMATIVE COVENANTS OF HOLDERS; RIGHT OF FIRST REFUSAL

         5.1 Confidential Information, etc. Each Holder agrees that all information received by it pursuant to Section 4, and any other information relating to the Company's technology, processes or formulas that is disclosed by the Company to any Holder in writing and is marked "Confidential," shall be considered confidential information. Each Holder further agrees that it shall hold all confidential information relating to the Company in confidence and shall not disclose any such confidential information to any third party other than its counsel or accountants nor shall such Holder use such confidential information for any purpose other than evaluation of such Holder's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (a) was known to the public prior to disclosure by the Company, (b) becomes known to the public through no fault of such Holder, (c) is disclosed to such Holder on a non-confidential basis by a third party having a legal right to make such disclosure or (d) is independently developed by such Holder.

         5.2 Right of First Refusal. The Company hereby grants to each Purchaser (defined below) the right of first refusal to purchase its Pro Rata Share (defined below) of all (or any part) of any New Securities (defined below) that the Company may from time to time propose to sell and issue. Such Purchaser's "Pro Rata Share," for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock (assuming conversion to Common Stock of all shares of the Preferred) then held by such Purchaser to the total number of shares of Common Stock then outstanding (assuming conversion to Common Stock of all outstanding shares of the Company's Preferred Stock). This right of first refusal shall be subject to the following provisions:

                  (a) "Purchaser" shall mean, with respect to any issuance of New Securities of the Company, each Founder who then holds any Common Stock and each Holder who then holds any Preferred (or Common Stock issued upon conversion thereof) or any Common Shares.

                  (b) "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Preferred or any future series of Preferred Stock of the Company; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation or other business entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iv) up to 500,000 shares of the Company's Common Stock or other securities (or related options) issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option or purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company; (vi) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued to persons or

                                       15.

entities in connection with bank or equipment lease financing, technology licensing or corporate partnering transactions and the like approved by the Board of Directors of the Company; and (viii) shares of Preferred issued pursuant to the Series B Agreement.

                  (c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have ten (10) days from the date of delivery of any such notice to agree to purchase his Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (d) In the event that Purchasers fail to exercise in full the right of first refusal within said ten (10) day period, the Company shall have sixty (60) business days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) business days from the date of said agreement) the New Securities respecting which the Purchasers' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said sixty (60) business day period (or sold and issued new Securities in accordance with the foregoing within sixty (60) business days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

                  (e) The right of first refusal granted under this Agreement shall expire upon the earlier of (i) the closing of the Company's first underwritten public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, or (ii) a merger, acquisition or other change in control of the Company. As used herein, "change of control" means the occurrence of an event that results in the existing stockholders of the Company, just prior to the event, owning less than 50% of the voting power of the Company, as measured just following the event.

                  (f) This right of first refusal is nonassignable except to any other Purchaser or to any parent, subsidiary or general or limited partner of any Purchaser.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California.

         6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                                       16.

         6.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         6.4 Rights of Holders. Each Holder and Founder shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder or Founder may have by reason of this Agreement or the ownership of any Preferred or Common Stock, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement to such Holder or Founder and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement affecting any such modification, and such Holder or Founder shall not incur any liability to any other Founder, Holder or holders of Preferred with respect to exercising or refraining from exercising any such right or rights.

         6.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or facsimile or otherwise delivered by hand or by messenger, addressed (a) if to a Holder or Founder, at such Holder's or Founder's address set forth below or at such other address as such Holder or Founder shall have furnished to the Company in writing, (b) if to any other holder of Preferred, at such address as such holder shall have furnished the Company in writing or (c) if to the Company, one copy shall be sent to its address set forth above and addressed to the attention of the President and another copy shall be sent to Cooley Godward Castro Huddleson & Tatum, 5 Palo Alto Square, 4th Floor, Palo Alto, California 94306, Attention: Alan C. Mendelson, Esq., or at such other addresses as the Company shall have furnished to the Holders and the Founders. All notices and other communications mailed or sent by facsimile pursuant to the provisions of this Section 6.5 shall be deemed delivered when mailed or sent by facsimile, provided, if sent by facsimile, confirmation of receipt is ascertained and a copy of the notice is concurrently mailed to the addressee thereof by U.S. Mail.

         6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

         6.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.8 Approval of Amendments and Waivers. Any term of this agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Holders (or their transferees) holding at least a majority of the then outstanding shares of Registrable Securities, excluding from the determination of such a majority (both in determining the total number of such shares outstanding and the number of such shares consenting or not consenting) all shares previously disposed of by Holders or their transferees pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144 thereunder; provided, however, that no such amendment or waiver shall adversely affect the right of any Founder to participate in registrations under Section
3.2 of this Agreement as provided for in Section 3.12 without such Founder's written consent; it being understood, however, that the

                                       17.

amendment of this Agreement to increase the number of shares defined as Registrable Securities or to add additional parties as Holders shall be deemed not to adversely affect such right under Section 3.2. Any amendment, termination or waiver effected in accordance with this section shall be binding upon each Founder, each Holder, each of their transferees and the Company. Each Founder and each Holder acknowledges that by the operation of this Section 6.8 the Holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such Holder under this Agreement as provided for above.

                                       18.

         The Foregoing Agreement is hereby executed as of the date first above written.

The Company:

Discovery Therapeutics, Inc.

By /s/ Donald A. McAfee
   -----------------------------------------

Title    President

                                       19.

The Founders:

               /s/ Donald McAfee
---------------------------------------
Donald McAfee

Address:  _____________________________
          _____________________________

               /s/ Noel Cusack
---------------------------------------
Noel Cusack

Address:  _____________________________
          _____________________________

               /s/ James Peck
---------------------------------------
James Peck

Address:  _____________________________
          _____________________________

Gevork Minaskanian

               /s/ Gevork Minaskanian
---------------------------------------

Address:
          _____________________________
          _____________________________

                                       20.

The Investors:

Sanderling Venture Partners III

Sanderling III Biomedical

Sanderling III Limited

Sanderling Ventures Management

By  /s/ Fred Middleton
    --------------------------------------
           On behalf of and as General Partner
           of each of the above-entitled entities

Address:   c/o Marc Prisant
           2730 Sand Hill Road, Suite 200
           Menlo Park, CA 94025

Alliance Technology Ventures, L.P.

By /s/ Michael Henos
   ----------------------------------------------

Title  General Partner

ATV/MFJ Parallel Fund, L.P.

By /s/ Michael Henos
   ----------------------------------------------

Title General Partner

ATV/GP Parallel Fund, L.P.

By /s/ Michael Henos
   ----------------------------------------------

Title General Partner

Address: c/o Michael Henos
         3343 Peachtree Road
         East Tower, Suite 1140
         Atlanta, GA 30326

                                       22.

Gc&H Investments

By /s/
   -------------------------------------------

Title Executive Partner

Address: c/o John Cardoza
         Cooley Godward Castro Huddleson & Tatum
         One Maritime Plaza
         20th Floor
         San Francisco, CA 94111-3580

                                       23.

                          DISCOVERY THERAPEUTICS, INC.
                                  AMENDMENT TO

                       RESTATED INVESTOR RIGHTS AGREEMENT

         This Amendment (the "Amendment") to the Restated Investor Rights Agreement, dated as of March 31, 1995 (the "Restated Investor Rights Agreement"), between Discovery Therapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned parties thereto (the "Initial Investors"), is made and entered into as of this 3rd day of November, 1995, by and among the Company, the undersigned additional investor (the "Additional Investor") and certain of the Initial Investors.

         Whereas, the Additional Investor has purchased shares of the Company's Series B Preferred Stock (the "Shares") pursuant to that certain Series B Preferred Stock Purchase Agreement, dated March 31, 1995, by and among the Company and the purchasers listed on Exhibit A attached thereto, as amended by that certain Amendment to Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         Whereas, the Company and certain of the Initial Investors which are parties hereto wish to amend the Restated Investor Rights Agreement to add the Additional Investor as a party thereto pursuant to this Amendment.

         Now Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:

         1. The Restated Investor Rights Agreement is hereby amended to include the Additional Investor as an Investor thereunder, with the Additional Investor agreeing to be bound by all terms and conditions therein and being entitled to all the benefits thereof.

         2. The Initial Investors hereby waive the right of first refusal granted to such parties under Section 5.2 of the Restated Investor Rights Agreement (and the notice periods with respect thereto) with respect to, and only with respect to, the issuance of the Shares to the Additional Investor pursuant to the Purchase Agreement.

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Except as hereby expressly amended, the Restated Investor Rights Agreement shall remain in full force and effect pursuant to its terms.

         5. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Restated Investor Rights Agreement.

                                       1.

         In Witness Whereof, the undersigned have executed this Amendment as of the day and year first set forth above.

Discovery Therapeutics, Inc.            Additional Purchaser:

                                        New York Life Insurance Company

By: /s/ Donald A. McAfee
    ------------------------------
    Donald A. McAfee, President         By:__________________________________

                                        Title:_______________________________

                                        Initial Investors:

                                        Sanderling Venture Partners III
                                        Sanderling III Biomedical
                                        Sanderling III Limited Partnership
                                        Sanderling Ventures Management

                                        By:__________________________________

                                        Title:_______________________________

                                        Alliance Technology Ventures, L.P.
                                        ATV/GP Parallel Fund, L.P.
                                        ATV/MFJ Parallel Fund, L.P.

                                        By:__________________________________

                                        Title:_______________________________

                Amendment to Restated Investor Rights Agreement

                          Discovery Therapeutics, Inc.
                               Second Amendment to
                       Restated Investor Rights Agreement

         This Second Amendment (the "Second Amendment") to the Restated Investor Rights Agreement dated as of March 31, 1995 (the "Rights Agreement"), between Discovery Therapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned parties thereto, and New York Life Insurance Company (the "Initial Investors"), is made and entered into as of this 21st day of June, 1999, by and among the Company, the undersigned shareholders of Renalogics, Inc. a Georgia Corporation (the "Additional Investors") and certain of the Initial Investors.

         Whereas, on March 31, 1995 the Company entered into a Restated Investor Rights Agreement (the "Rights Agreement") with four (4) of its founders (the "Founders") and certain named investors (the "Initial Investors") pursuant to which the Company granted to the Founders and the Initial Investors a right of first refusal to purchase a pro rata share of all New Securities (as defined in the Rights Agreement) that the Company may from time to time propose to sell and issue;

         Whereas, on November 3, 1995, the Company entered into an Amendment to the Rights Agreement, which defined New York Life Insurance Company as an Additional Investor under the Rights Agreement, subject to the registration, information and other rights set forth therein;

         Whereas, the Rights Agreement defined New Securities and excluded from said definition, among other things, up to 500,000 shares of the Company's Common Stock or other securities (or related options) issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option to purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company;

         Whereas, the Company, the Founders, and the Investors, now wish to amend the Rights Agreement a second time to increase the number of shares reserved for issuance to directors, officers or employees of, or consultants to, the Company from five hundred thousand (500,000) shares to one million (1,000,000) shares;

         Whereas, the Company has entered into that certain Stock Purchase Agreement among the Company, Renalogics, Inc., and the shareholders of Renalogics, Inc. (the "Renalogics Agreement") pursuant to which the shareholders of Renalogics shall swap 100% of the outstanding capital stock of Renalogics for a maximum of two hundred fifty nine thousand one hundred sixty one (259,161) shares of Common Stock and two hundred ninety six thousand six hundred seventy eight (296,678) shares of Series B Preferred Stock of the Company;

         Whereas, the Company and certain of the Initial Investors, which are parties hereto, wish to amend the Restated Investor Rights Agreement so that those shareholders of Renalogics who receive shares of the Company's Series B Preferred Stock under the Renalogics Agreement are defined as Investors under the Rights Agreements;

                                       1.

         Now Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:

         1. Section 5.2(b) of the Rights Agreement shall be amended and restated to read in its entirety as follows:

                  "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Preferred or any future series of Preferred Stock of the Company; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation or other business entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iv) up to one million (1,000,000) shares of the Company's Common Stock or other securities (or related options) issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option or purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company; (vi) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued to persons or entities in connection with bank or equipment lease financing, technology licensing or corporate partnering transactions and the like approved by the Board of Directors of the Company; and (viii) shares of Preferred issued pursuant to the Series B Agreement.

         2. Effective upon the Closing as defined in the Renalogics Agreement, the Rights Agreement is hereby amended to include those shareholders of Renalogics who receive shares of the Company's Series B Preferred Stock under the Renalogics Agreement as Investors thereunder, with said Renalogics shareholders agreeing to be bound by all terms and conditions therein and being entitled to all the benefits thereof.

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Except as hereby expressly amended, the Rights Agreement shall remain in full force and effect pursuant to its terms.

                                       2.

         5. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Rights Agreement.

         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                       3.

         In Witness Whereof, the undersigned have executed this Amendment as of the day and year first set forth above.

DISCOVERY THERAPEUTICS, INC.         INITIAL INVESTORS:

                                     New York Life Insurance Company

By: /s/ Donald A. McAfee
    ----------------------------
    Donald A. McAfee, President      By: /s/
                                         ------------------------------
                                     Title: Vice President
                                            ---------------------------
                                     Sanderling Venture Partners III
                                     Sanderling III Biomedical
                                     Sanderling III Limited Partnership
                                     Sanderling Ventures Management

                                     By: /s/ Robert McNeil
                                         ------------------------------
                                    Title: General Partner
                                           ----------------------------
                                     Alliance Technology Ventures, L.P.
                                     ATV/GP Parallel Fund, L.P.
                                     ATV/MFJ Parallel Fund, L.P.

                                     By: /s/ Stephen Fleming
                                         ------------------------------
                                     Title: General Partner
                                            ---------------------------

                                       4.

                                    ADDITIONAL INVESTORS:

                                    /s/ Dennis Schafer
                                    -------------------------------------
                                    Dennis Schafer

                                    Address: 2800 Milan Court, Suite 225
                                             Birmingham, AL 35211

                                    Alliance Technology Ventures

                                    By: /s/  Stephen Fleming
                                       ----------------------------------
                                       Stephen Fleming

                                    Title:   General Partner

                                    Address: 3343 Peachtree Road, N.E.
                                             Suite 1140, East Tower
                                             Atlanta, GA 30326

                                    Atv/GP Parallel Fund

                                   By: /s/  Stephen Fleming
                                       ----------------------------------
                                       Stephen Fleming

                                    Address: 3343 Peachtree Road, N.E.
                                             Suite 1140, East Tower
                                             Atlanta, GA 30326

                                    Atv/MFJ Parallel Fund

                                     By: /s/  Stephen Fleming
                                         ----------------------------------
                                         Stephen Fleming

                                    Address: 3343 Peachtree Road, N.E.
                                             Suite 1140, East Tower
                                             Atlanta, GA 30326

                                       5.

                                    Intelligent Systems Corporation

                                    By: /s/ Bonnie L. Herron
                                        -----------------------------------
                                        Bonnie L. Herron

                                    Address:  4355 Shackleford Road
                                              Norcross, GA 30093

                                    William M. Spencer, III

                                    By: /s/ William M. Spencer, III
                                        -----------------------------------
                                    Address:  3300 Cahaba Road, Suite 105
                                              Birmingham, AL 35223



                                    Portrush Group L.L.C.

                                    By: /s/ Roger C. Shuttle, Jr., M.D.
                                        -----------------------------------
                                        Roger C. Suttle, Jr., M.D.

                                    Title: Managing Director
                                           --------------------------------
                                    Address:  414 South Fourth Street
                                              Gadsden, AL 35902



                                    Suttle Bros. Investments, L.L.C.

                                    By: /s/ Roger C. Shuttle, Jr., M.D.
                                        -----------------------------------
                                        Roger C. Suttle, Jr., M.D.

                                    Title: Managing Director
                                           --------------------------------
                                    Address:  414 South Fourth Street
                                              Gadsden, AL 35902



                                       6.

                          Discovery Therapeutics, Inc.

                               Third Amendment to

                       Restated Investor Rights Agreement

         This Third Amendment (the "Third Amendment") to the Restated Investor Rights Agreement, dated as of March 31, 1995 (the "Rights Agreement"), between Discovery Therapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned parties thereto, is made and entered into as of this 21/st/ day of February, 2001, by and among the Company, the undersigned purchasers of Series D Preferred Stock of the Company (the "Additional Investors"), and certain of the Initial Investors (as defined herein).

         Whereas, on March 31, 1995, the Company entered into the Rights Agreement with four of its founders (the "Founders") and certain named investors (the "Initial Investors"), pursuant to which the Company granted to the Founders and the Initial Investors a right of first refusal to purchase a pro rata share of all New Securities (as defined in the Rights Agreement) that the Company may from time to time propose to sell and issue;

         Whereas, on November 3, 1995, the Company entered into an Amendment to the Rights Agreement which defined New York Life Insurance Company as an Additional Investor under the Rights Agreement, subject to the registration, information, and other rights set forth therein;

         Whereas, on June 21, 1999, the Company, certain shareholders of Renalogics, Inc., and certain of the Initial Investors entered into a Second Amendment to the Rights Agreement which increased the number of shares reserved for issuance to directors, officers or employees of, or consultants to, the Company and defined certain shareholders of Renalogics, Inc. as Investors;

         Whereas, the Company has entered into that certain Series D Preferred Stock Purchase Agreement, dated as of February 21, 2001, by and among the Company and the Additional Investors (the "Series D Purchase Agreement"), pursuant to which the Additional Investors shall purchase shares of the Company's Series D Preferred Stock (the "Shares"); and

         Whereas, the Company and certain of the Initial Investors which are parties hereto wish to amend the Rights Agreement to add the Additional Investors as parties thereto pursuant to this Agreement.

         Now Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:

         1. The definition of "Holder" in Section 1.1 of the Rights Agreement shall be amended and restated to read in its entirety as follows:

         "Holder" shall mean any Investor or any transferee of registration rights under Section 3.9 hereof who then holds any outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock, or Series D Preferred Stock (collectively, the

         "Preferred") or any Common Shares and any Founder or Investor deemed to be a Holder pursuant to Section 3.12, but solely for the purposes set forth therein.

         2. Section 5.2(b) of the Rights Agreement shall be amended and restated to read in its entirety as follows:

         "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Preferred or any future series of Preferred Stock of the Company; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation or other business entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iv) up to one million (1,000,000) shares of the Company's Common Stock or other securities (or related) options issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option or purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company; (vi) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued to persons or entities in connection with bank or equipment lease financing, technology licensing or corporate partnering transactions and the like approved by the Board of Directors of the Company; and (viii) shares of Preferred issued pursuant to the Series B Agreement or that certain Series D Preferred Stock Purchase Agreement, dated as of February 21, 2001, by and among the Company and the signatories thereto.

         3. Section 6.5 of the Rights Agreement shall be amended to substitute "LeClair Ryan, A Professional Corporation, 707 East Main Street, 11/th/ Floor, Richmond, Virginia 23219, Attention: Gary D. LeClair, Esq." for "Cooley Godward Castro Huddleson & Tatum, 5 Palo Alto Square, 4/th/ Floor, Palo Alto, California 94306, Attention: Alan C. Mendelson, Esq."

         4. Effective upon the Closing (as defined in the Series D Purchase Agreement), the Rights Agreement is hereby amended to include the Additional Investors as Investors thereunder, with each Additional Investor agreeing to be bound by all the terms and conditions therein and being entitled to all the benefits thereof.

         5. The Initial Investors hereby waive the right of first refusal granted to such parties under Section 5.2 of the Rights Agreement (and the notice periods with respect thereto) with respect to, and only with respect to, the issuance of the Shares to the Additional Investors pursuant to the Series D Purchase Agreement (and the issuance of any shares of capital stock upon conversion thereof).

         6. Notwithstanding anything to the contrary contained herein, if the Company shall sell additional Shares pursuant to the Series D Purchase Agreement, any purchaser of such

Shares may become a party to this Third Amendment by executing and delivering an additional counterpart signature page to this Third Amendment and shall be deemed an "Additional Investor" hereunder.

         7. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8. Except as hereby expressly amended, the Rights Agreement shall remain in full force and effect pursuant to its terms.

         9. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Rights Agreement.

         [The Remainder of This Page has Been Intentionally Left Blank.]

         In Witness Whereof, the undersigned have executed this Third Amendment as of the day and year first set forth above.

DISCOVERY THERAPEUTICS, INC.                 INITIAL INVESTORS:

                                             New York Life BioVenture Partners
By: /s/ Peter G. Savas                       LLC
    -------------------------------
    Peter G. Savas, President

                                             By: /s/
                                                 ___________________________

                                             Title: ________________________

                                             Sanderling Venture Partners III
                                             Sanderling III Biomedical
                                             Sanderling III Limited Partnership
                                             Sanderling Ventures Management

                                             By: /s/ Robert G. McNeal
                                                 ___________________________

                                             Title: General Partner
                                                    ________________________

                                             Alliance Technology Ventures, L.P.
                                             ATV/GP Parallel Fund, L.P.
                                             ATV/MFJ Parallel Fund, L.P.

                                             By: /s/ Michael Henos
                                                 ___________________________

                                             Title: ________________________

                                             ADDITIONAL INVESTORS:

                                             [Name]

                                             By: /s/ David Nikodem Ph.D.
                                                 ___________________________

                                             Title: Senior Analyst
                                                    ________________________

                          Discovery Therapeutics, Inc.
                               Fourth Amendment to
                       Restated Investor Rights Agreement

         This Fourth Amendment (the "Fourth Amendment") to the Restated Investor Rights Agreement, dated as of March 31, 1995 (the "Rights Agreement"), between Discovery Therapeutics, Inc., a Delaware corporation (the "Company"), and the parties thereto, is made and entered into as of this ____ day of _________, 2001, by and among the Company and the undersigned parties hereto (the "Investors").

         Whereas, on March 31, 1995, the Company entered into the Rights Agreement with four of its founders (the "Founders") and certain named investors (the "Initial Investors"), pursuant to which the Company granted to the Founders and the Initial Investors a right of first refusal to purchase a pro rata share of all New Securities (as defined in the Rights Agreement) that the Company may from time to time propose to sell and issue;

         Whereas, on November 3, 1995, the Company entered into an Amendment to the Rights Agreement which defined New York Life Insurance Company as an Additional Investor under the Rights Agreement, subject to the registration, information, and other rights set forth therein;

         Whereas, on June 21, 1999, the Company, certain shareholders of Renalogics, Inc., and certain of the Initial Investors entered into a Second Amendment to the Rights Agreement which increased the number of shares reserved for issuance to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option to purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company and defined certain shareholders of Renalogics, Inc. as Investors;

         Whereas, as of February 21, 2001, the Company, purchasers of Series D Preferred Stock of the Company (the "Series D Holders"), and certain of the Initial Investors entered into a Third Amendment to the Rights Agreement which defined the Series D Holders as Holders under the Rights Agreement and excluded from the definition of New Securities shares of Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement, dated as of February 21, 2001, by and among the Company and the Series D Holders; and

         Whereas, the Company and the undersigned Investors wish to amend the Rights Agreement to increase the number of shares reserved for issuance to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option to purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company from one million (1,000,000) shares to one million five hundred thousand (1,500,000) shares.

         Now Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:

         1. Section 5.2(b) of the Rights Agreement shall be amended and restated to read in its entirety as follows:

         "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Preferred or any future series of Preferred Stock of the Company; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation or other business entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iv) up to one million five hundred thousand (1,500,000) shares of the Company's Common Stock or other securities (or related) options issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option or purchase plan or another director, officer, employee or consultant stock incentive program approved by the Board of Directors of the Company; (vi) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued to persons or entities in connection with bank or equipment lease financing, technology licensing or corporate partnering transactions and the like approved by the Board of Directors of the Company; and (viii) shares of Preferred issued pursuant to the Series B Agreement or that certain Series D Preferred Stock Purchase Agreement, dated as of February 21, 2001, by and among the Company and the signatories thereto, as amended.

         2. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3. Except as hereby expressly amended, the Rights Agreement shall remain in full force and effect pursuant to its terms.

         4. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Rights Agreement.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         In Witness Whereof, the undersigned have executed this Fourth Amendment as of the day and year first set forth above.

Discovery Therapeutics, Inc.

By: /s/ Peter G. Savas
    -------------------------------
    Peter G. Savas, President

INVESTORS:

Alliance Technology Ventures, L.P.
ATV/GP Parallel Fund, L.P.
ATV/MFJ Parallel Fund, L.P.

By: /s/ Michael A. Henos
    -------------------------------
Name: Michael A. Henos
      -----------------------------
Title: General Partner
       ----------------------------

Orbitex Health and Biotechnology ("2V1I")
Orbitex Life Science and Biotechnology Fund ("2VlZ")

By: /s/ David Nikodem, Ph.D.
    -------------------------------
Name: David Nikodem, Ph.D.
      -----------------------------
Title: Senior Analyst
       ----------------------------

New York Life BioVenture Partners LLC

By: Perseus Soros BioPharmaceutical Fund
Its: Agent
     ------------------------------

     By: /s/
         --------------------------
     Name:
           ------------------------
     Title: Agent
            -----------------------

Palladin Opportunity Fund LLC

By: /s/ Robert Chendes
    -------------------------------
Name: Robert Chendes
      -----------------------------
Title: Managing Director
       ----------------------------

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

Sanderling III Biomedical, L.P.
Sanderling III Limited Partnership
Sanderling Venture Partners III, L.P.
Sanderling IV Biomedical Co-Investment Fund, L.P.
Sanderling Venture Partners IV Co-Investment Fund, L.P.

By: ______________________________
Name: ____________________________
Title: ___________________________

Sanderling Ventures Management
     FBO Fred A. Middleton

By: ______________________________
Name: ____________________________
Title: ___________________________

Sanderling Management Company, LLC Retirement Trust
     FBO Robert G. McNeil

By: ______________________________
Name: ____________________________
Title: ___________________________

Sanderling Ventures Management

By: ______________________________
Name: ____________________________
Title: ___________________________

Sanderling Venture Partners V Co-Investment Fund, L.P.

By:   Middleton, McNeil & Mills Associates V, LLC
Its:  ____________________________

     By: ______________________________
     Name: ____________________________
     Title: ___________________________

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

Singapore Bio-Innovations Pte Ltd.

By: /s/ Lily Chan
    ______________________________
Name: Lily Chan Ph.D.
      ____________________________
Title: General Manager
       ___________________________

Endpoint Late-Stage Fund, L.P.

By: /s/ F.D. Townsen
    ______________________________
Name: F.D. Townsen
      ____________________________
Title: General Partner
       ___________________________

Schwarz Pharma AG

By: /s/ Klaus Langer
    ______________________________
Name: Klaus Langer
      ____________________________
Title: Member of the Executive Board
       ___________________________


By: /s/ Klaus Hommerich
    ______________________________
Name: Klaus Hommerich
      ____________________________
Title: Corporate Counsel
       ___________________________

China Development Industrial Bank Inc.

By: /s/ Tai-Ying Liu
    ______________________________
Name: Tai-Ying Liu
      ____________________________
Title: Chairman & CEO
       ___________________________

MDS Life Sciences Technology Fund USA, L.P.

By:  MDS Capital USA (GP) Inc.
Its: General Partner

     By: /s/ Thomas E. Willet
         ______________________________
     Name: Thomas E. Willet
           ____________________________
     Title: Director
            ___________________________


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

MDS life Sciences Technology Barbados Investment Trust

By:  /s/ Roland E. Jackson
    ------------------------------
Name:  Roland E. Jackson
      ----------------------------
Title:  Trustee
       ---------------------------
MDS Life Sciences Technology Fund Limited Partnership

By:  MDS Life Sciences Technology Fund (GP) Inc
Its: General Partner

     By:  /s/ Richard Lockie / /s/ Michael Gallagher
         -------------------------------------------
     Name:  Richard Lockie / Michael Gallagher
           -----------------------------------------
     Title:  Vice President & Vice President
            ----------------------------------------
MDS Life Sciences Technology Fund Canadian Unit Trust

By:  MDS Capital Corp
Its: Manager

     By:  /s/ Richard Lockie / /s/ Michael Gallagher
         -------------------------------------------
     Name:  Richard Lockie / Michael Gallagher
           -----------------------------------------
     Title:  Vice President & Vice President
            ----------------------------------------

One Objective Ltd.

By:  /s/ Chas A. Chow
    ------------------------------
Name:  Chas A. Chow
      ----------------------------
Title:  Manager
       ---------------------------
    /s/ Donald A. McAfee
----------------------------------
Donald A. McAfee

    /s/ Noel Cusack
----------------------------------
Noel J. Cusack

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

    /s/ James Peck
----------------------------------
James V. Peck

    /s/ Gevork Minaskanian
----------------------------------
Gevork Minaskanian